TCW FUNDS, INC.

ARTICLES OF AMENDMENT AND
RESTATEMENT


      TCW FUNDS, INC., a Maryland
corporation registered as an open-end
investment company under the Investment
Company Act of 1940, as from time to time amended (hereinafter, together with any rules, regulations or orders issued thereunder, referred to as the "1940 Act"), having its principal office in the State of Maryland in Baltimore City (hereinafter call the "Corporation") hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

      The following provisions constitute
all of the provisions of the charter of the Corporation currently in effect and as hereinafter amended:

*********

	FIRST:	Michael E. Cahill,
whose address at the time of formation was 865 South Figueroa Street, Los Angeles,
California 90017, was at least eighteen years of age, as incorporator, did form a corporation under and by virtue of the General Laws of the State of Maryland.

	SECOND:	The name of the
Corporation is:

TCW FUNDS, INC.

TCW Investment Management Company
("TCWIMC") has consented to the use by
the Corporation of the identifying name
"TCW" which the Corporation
acknowledges is the property of TCWIMC.
The Corporation will only use the name
"TCW" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "TCW" for any purpose. TCWIMC may grant to others the right to use the name
"TCW" as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company whether now existing or hereafter created. At the request of TCWIMC, the Corporation will take such action as may be required to provide its consent to the use by TCWIMC or any person to whom TCWIMC has granted the right to the use of the name "TCW." Upon the termination of any investment advisory agreement into which TCWIMC or any of its affiliates and the Corporation may enter, the Corporation shall, upon the request of TCWIMC, cease to use the name "TCW" as a component of its name, and shall not use the name as a part of its name or for any other commercial purpose, and shall cause its request to effect the foregoing and to reconvey to TCW or any of its affiliates any and all rights to such name. The foregoing agreements on the part of the Corporation are hereby made binding upon it, its directors, officers, shareholders, creditors and all other persons claiming under or through it. For purposes of the paragraph, reference to TCWIMC shall include any of its affiliates other than the Corporation and any successor or assignee thereof.

	THIRD:	The purposes for
which the Corporation is formed are to
conduct and carry on the business of an
open-end investment company under the
1940 Act, and to engage in all or all lawful business for which corporations may be organized under the Maryland General
Corporation Law.

	FOURTH:	The Corporation is
expressly empowered as follows:

	(1)	To hold, invest and reinvest
its assets in securities and other investments and in connection therewith to hold part of all of its assets in cash.

	(2)	To redeem, issue and sell
shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

	(3)	To redeem, purchase or
otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by the Charter of the Corporation.

	(4)	To enter into a written
contract or contracts with any person or persons providing for a delegation of the management of all or part of the Corporation's securities portfolio and also for the delegation of the performance of various administrative or corporation functions, subject to the direction of the Board of Directors. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or shareholder of the Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or shareholder may be interested.

	(5)	To enter into a written
contract or contracts employing such
custodian or custodians for the safekeeping of the property of the Corporation, such dividend disbursing agent or agents and such transfer agent or agents for its shares, on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, dividend disbursing agents and transfer agents out of the income and/or any other property of the Corporation.
Notwithstanding any other provisions of the Charter or the Bylaws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, a custodian so appointed or any nominee or nominees of the Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

	(6)	To do any and all such
further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in Article THIRD and the powers stated in this Article FOURTH.

	FIFTH:	The post office
address of the principal office of the
Corporation in the State of Maryland is c/o
The Corporation Trust Incorporated, 32
South Street, Baltimore, Maryland 21202.
The name of the resident agent of the
Corporation in this State is The Corporation
Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore,
Maryland 21202.

	SIXTH:	(a) The total number
of shares of stock of all classes which the Corporation initially has authority to issue is one hundred and ninety-two billion
(192,000,000,000) shares of capital stock
(par value $.001 per share) amounting in aggregate par value to $192,000,000. Of those one hundred and ninety-two billion
(192,000,000,000) shares:

(a)	Four billion (4,000,000,000) shares
were classified as TCW Select
Equities Fund, Institutional Class (or
Class I) shares;

(b)	Four billion (4,000,000,000) shares
were classified as TCW Select
Equities Fund, Investor Class (or
Class N) shares;

(c)	Four billion (4,000,000,000) shares
were classified as TCW Core Fixed
Income Fund, Institutional Class (or
Class I) shares;

(d)	Four billion (4,000,000,000) shares
were classified as TCW Core Fixed
Income Fund, Investor Class (or
Class N) shares;

(e)	Four billion (4,000,000,000) shares
were classified as TCW High Yield
Bond Fund, Institutional Class (or
Class I) shares;

(f)	Four billion (4,000,000,000) shares
were classified as TCW High Yield
Bond Fund, Investor Class (or Class
N) shares;

(g)	Four billion (4,000,000,000) shares
were classified as TCW Total Return
Bond Fund, Institutional Class (or
Class I) shares;

(h)	Four billion (4,000,000,000) shares
were classified as TCW Total Return
Bond Fund, Investor Class (or Class
N) shares;

(i)	Four billion (4,000,000,000) shares
were classified as TCW Short Term
Bond Fund, Institutional Class (or
Class I) shares;

(j)	Four billion (4,000,000,000) shares
were classified as TCW Short Term
Bond Fund, Investor Class (or Class
N) shares;

(k)	Four billion (4,000,000,000) shares
were classified as TCW Small Cap
Growth Fund, Institutional Class (or
Class I) shares;

(l)	Four billion (4,000,000,000) shares
were classified as TCW Small Cap
Growth Fund, Investor Class (or
Class N) shares;

(m) Four billion (4,000,000,000) shares
were classified as TCW Relative
Value Mid Cap Fund, Institutional
Class (or Class I) shares;

(n) Four billion (4,000,000,000) shares
were classified as TCW Relative
Value Mid Cap Fund, Investor Class
(or Class N) shares;

(o) Four billion (4,000,000,000) shares
were classified as TCW Emerging
Markets Income Fund, Institutional
Class (or Class I) shares;

(p) Four billion (4,000,000,000) shares
were classified as TCW Emerging
Markets Income Fund, Investor
Class (or Class N) shares;

(q) Four billion (4,000,000,000) shares
are classified as TCW Concentrated
Value Fund, Institutional Class (or
Class I) shares;

(r) Four billion (4,000,000,000) shares
are classified as TCW Concentrated
Value Fund, Investor Class (or Class
N) shares;

(s) Four billion (4,000,000,000) shares
are classified as TCW Relative
Value Large Cap Fund, Institutional
Class (or Class I) shares;

(t) Four billion (4,000,000,000) shares
are classified as TCW Relative
Value Large Cap Fund, Investor
Class (or Class N) shares;

(u) Four billion (4,000,000,000) shares
are classified as TCW Relative
Value Dividend Appreciation Fund,
Institutional Class (or Class I)
shares;

(v) Four billion (4,000,000,000) shares
are classified as TCW Relative
Value Dividend Appreciation Fund,
Investor Class (or Class N) shares;

(w) Four billion (4,000,000,000) shares
are classified as TCW Growth
Equities Fund, Institutional Class (or
Class I) shares;

(x) Four billion (4,000,000,000) shares
are classified as TCW Growth
Equities Fund, Investor Class (or
Class N) shares;

(y) Four billion (4,000,000,000) shares
are classified as TCW Conservative
Allocation Fund, Institutional Class
(or Class I) shares;

(z) Four billion (4,000,000,000) shares
are classified as TCW Conservative
Allocation Fund, Investor Class (or
Class N) shares;

(aa) Four billion (4,000,000,000) shares are classified as TCW SMID Cap
Growth Fund, Institutional Class (or
Class I) shares;

(bb) Four billion (4,000,000,000) shares are classified as TCW SMID Cap
Growth Fund, Investor Class (or
Class N) shares;

(cc) Four billion (4,000,000,000) shares are classified as TCW Emerging
Markets Local Currency Income
Fund, Institutional Class (or Class I)
shares;

(dd) Four billion (4,000,000,000) shares are classified as TCW Emerging
Markets Local Currency Income
Fund, Investor Class (or Class N)
shares;

(ee) Four billion (4,000,000,000) shares are classified as TCW International
Small Cap Fund, Institutional Class
(or Class I) shares;

(ff) Four billion (4,000,000,000) shares are classified as TCW International
Small Cap Fund, Investor Class (or
Class N) shares;

(gg) Four billion (4,000,000,000) shares are classified as TCW Enhanced
Commodity Strategy Fund,
Institutional Class (or Class I)
shares;

(hh) Four billion (4,000,000,000) shares are classified as TCW Enhanced
Commodity Strategy Fund, Investor
Class (or Class N) shares;

(ii) Four billion (4,000,000,000) shares are classified as TCW Global Bond
Fund, Institutional Class (or Class I)
shares;

(jj) Four billion (4,000,000,000) shares are classified as TCW Global Bond
Fund, Investor Class (or Class N)
shares;

(kk) Four billion (4,000,000,000) shares are classified as TCW International
Growth Fund, Institutional Class (or
Class I) shares;

(ll) Four billion (4,000,000,000) shares are classified as TCW International
Growth Fund, Investor Class (or
Class N) shares;

(mm) Four billion (4,000,000,000)
shares are classified as TCW
Emerging Markets Multi-Asset
Opportunities Fund, Institutional
Class (or Class I) shares;

(nn) Four billion (4,000,000,000) shares are classified as TCW Emerging
Markets Multi-Asset Opportunities
Fund, Investor Class (or Class N)
shares;

(oo) Four billion (4,000,000,000) shares are classified as TCW Global Real
Estate Fund, Institutional Class (or
Class I) shares;

(pp) Four billion (4,000,000,000) shares are classified as TCW Global Real
Estate Fund, Investor Class (or Class
N) shares;

(qq) Four billion (4,000,000,000) shares are classified as TCW High
Dividend Equities Fund, Institutional
Class (or Class I) shares;

(rr) Four billion (4,000,000,000) shares are classified as TCW High
Dividend Equities Fund, Investor
Class (or Class N) shares;

(ss) Four billion (4,000,000,000) shares are classified as TCW Developing
Markets Equity Fund, Institutional
Class (or Class I) shares;

(tt) Four billion (4,000,000,000) shares are classified as TCW Developing
Markets Equity Fund, Investor Class
(or Class N) shares;

(uu) Four billion (4,000,000,000) shares are classified as TCW New America
Premier Equities Fund, Institutional
Class (or Class I) shares; and

(vv) Four billion (4,000,000,000) shares are classified as TCW New America
Premier Equities Fund, Investor
Class (or Class N) shares.

The Board of Directors may classify and
reclassify any unissued shares of capital stock among such classes or series or into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. The
Board of Directors may also redesignate the issued shares of any class or series of capital stock provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

	(b) Subject to the Board of Directors'
power of classification and reclassification, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of TCW
Select Equities Fund, TCW Core Fixed
Income Fund, TCW High Yield Bond Fund,
TCW Total Return Bond Fund, TCW Short
Term Bond Fund, TCW Small Cap Growth
Fund, TCW Relative Value Mid Cap Fund,
TCW Emerging Markets Income Fund,
TCW Concentrated Value Fund, TCW
Relative Value Large Cap Fund, TCW
Relative Value Dividend Appreciation Fund,
TCW Growth Equities Fund, TCW
Conservative Allocation Fund, TCW SMID
Cap Growth Fund, TCW Emerging Markets
Local Currency Income Fund, TCW
International Small Cap Fund, TCW
Enhanced Commodity Strategy Fund, TCW
Global Bond Fund, TCW International
Small Cap Fund, TCW Enhanced
Commodity Strategy Fund, TCW Global
Bond Fund, TCW International Growth
Fund, TCW Emerging Markets Multi-Asset
Opportunities Fund, TCW Global Real
Estate Fund, TCW High Dividend Equities
Fund, TCW Developing Markets Equity
Fund and TCW New America Premier
Equities Fund and of any additional class or series of Capital Stock of the Corporation
(unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class or series).

	(1)	Assets Belonging to a Class
or Series. All consideration received by the Corporation from the issue or sale of shares of a particular class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class or series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that class or series as provided in the following sentence, are herein referred to as "assets belonging to" that class or series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class or series (collectively
"General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes or series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General
Items so allocated to a particular class or series shall belong to that class or series.
Each such allocation by the Board of
Directors shall be conclusive and binding for all purposes.

	(2)	Liabilities Belonging to a
Class or Series.	The assets belonging
to each particular class or series shall be charged with the liabilities of the Corporation in respect of that class or series and all expenses, costs, charges and reserves attributable to that class or series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged by or under the supervision of the Board of Directors to and among any more of the classes or series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class or series are herein referred to as "liabilities belonging to" that class or series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

	(3)	Income Belonging to a
Class or Series. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General
Corporation Law and the 1940 Act, to
determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding.

	Income belonging to a class or series
includes all income, earnings and profits derived from assets belonging to that class or series, less any expenses, costs, charges or reserves belonging to that class of series, for the relevant time period, all determined in accordance with generally accepted accounting principles.

	(4)	Dividends. 	Dividends and
distributions on shares of a particular class or series may be paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class or series.

	All dividends on shares of a
particular class or series shall be paid only out of the income belonging to that class or series and capital gains or other distributions on shares of a particular class or series shall be paid only out of the capital gains or capital belonging to that class or series. All dividends and distributions on shares of a particular class or series shall be distributed pro rata to the holders of that class or series in proportion to the number of shares of that class or series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

	The Corporation intends to qualify as
a "regulated investment company" under the Internal Revenue Code of 1986, or any successor or comparable statute thereto, and Regulations promulgated thereunder.
Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

	Dividends and distributions may be
made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each shareholder of the mode of the making of such dividend or distribution to that shareholder. Any such dividend or distribution paid in shares shall be paid at the net asset value thereof as defined in subsection (11) below:

	(5)	Liquidation.	In the event of
the liquidation or dissolution of the
Corporation or of a particular class or series, the shareholders of each class or series that has been established and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the Board of Directors, the excess of the of the assets belonging to that class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the shareholders of any particular class or series shall be distributed among such shareholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. Subject to the provisions of subsection (6) below, and without limiting, to the extent permitted by law, the authority of the Board of Directors to act without shareholder authorization, the liquidation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors than in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the 1940 Act, and without the vote of the holders of any other class or series, and the liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class or series or by the exchange of shares of such class or series for the shares of another class or series.

	(6)	Termination of a Class or
Series.	In addition to, and not in limitation
of the authorization granted in subsection (5) above, to the full extent permitted by applicable law, the Corporation may, without the vote of the shares of any class or series of capital stock of the Corporation then outstanding and if so determined by the Board of Directors:

	(i)	Sell and convey the assets
belonging to a class or series of capital stock to another trust or corporation that is a management investment company (as defined in the 1940 Act) and is organized under the laws of any state of the United
States for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such class or series and which may include securities issued by such trust or corporation. Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such class or series that are not assumed by the purchaser of the assets belonging to such class or series, the Corporation may, at its option, redeem all outstanding shares of such class or series at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors.
Notwithstanding any other provision of the Charter of the Corporation to the contrary, the redemption price may be paid in any combination of cash or other assets belonging to the class or series, including but not limited to the distribution of the securities or other consideration received by the Corporation for the assets belonging to such class or series upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation;

	(ii)	Sell and convert the assets
belonging to a class or series of capital stock into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such class or series, the Corporation may, at its option, (i) redeem all outstanding shares of such class or series at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation, or
(ii) combine the assets belonging to such class or series following such sale and conversion with the assets belonging to any one or more other class or series of capital stock of the Corporation pursuant to and in accordance with subsection (6)(iii) below; or

	(iii)	Combine the assets belonging
to a class or series of capital stock with the assets belonging to any one or more other classes or series of capital stock of the Corporation if the Board of Directors reasonable determines that such combination will not have a material adverse effect on the shareholders of any class or series of capital stock of the Corporation participating in such combination. In connection with any such combination of assets the shares of any class or series of capital stock of the Corporation then outstanding may, if so determined by the Board of Directors, be converted into shares of any other class, classes, or series of capital stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at the next asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation.
Notwithstanding any other provision of the Charter of the Corporation to the contrary, any redemption price, or part thereof, paid pursuant to this subsection (6)(iii) may be paid in shares of any other existing or future class, classes or series of capital stock of the Corporation.

	(7)	Voting.  On each matter
submitted to a vote of the shareholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the 1940 Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes to series, then, subject to (c) below, the shares of all other classes or series shall vote as a single class or series; and (c) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes or series shall be entitled to vote.

	(8)	Quorum Requirements.
The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote without regard to class or series shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which by law requires the approval of one or more classes or series of stock, in which case the presence in person or by person or by proxy of the holders of one-third of the shares of stock of each such class of series shall constitute a quorum.

	(9)	Redemption by
Shareholder. Each holder of shares of a particular class or series shall have the right to require the Corporation to redeem all or any part of his shares of that class or series at a redemption price per share equal to the net asset value per share of that class or series next determined (in accordance with subsection (11)) after the shares are properly tendered for redemption, less such redemption charge, if any, as is determined by the Board of Directors, which redemption charge shall not exceed one percent (1%) of said net asset value per share. Payment of the redemption price shall be in cash;
provided, however, that if the Board of
Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the class or series of which the shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.
The Board of Directors may establish other terms and conditions and procedures for redemption, including requirements as to delivery of certificates evidencing shares, if issued.

	Notwithstanding the foregoing, the
Corporation may postpone payment of the
redemption price and may suspend the right of the holders of shares of any class or series to require the Corporation to redeem shares of the class or series during any period or at any time when and to the extent permissible under the 1940 Act.

	(10)	Redemption by
Corporation. Without being subject to the provisions of section 2-310.1 of the Maryland General Corporation Law, or any amendment or successor thereto, the Board of Directors may cause the Corporation to redeem at net asset value the shares of any class or series from a holder who has, for a period of more than six months, had in his account shares of that class or series having an aggregate net asset value (determined in accordance with subsection (11)) of less than the amount fixed by the Board of Directors, provided that such amount shall not exceed the minimum initial investment amount then applicable to that account as set forth in the Corporation's registration statement under the Securities Act of 1933, as amended, if at least sixty (60) days prior written notice of the proposed redemption has been given to such holder by postage paid mail to his last known address. Upon redemption of shares pursuant to this subsection, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of shares so redeemed.

	(11)	Net Asset Value Per Share.
The net asset value per share of any class or series shall be the quotient obtained by dividing the value of the net assets of that class or series (being the value of the assets belonging to that class or series less the liabilities belonging to that class or series) by the total number of shares of that class or series outstanding, all determined by the Board of Directors in accordance with generally accepted accounting principles and not inconsistent with the 1940 Act.

	The Board of Directors may
determine to maintain the net asset value per share of any class or series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that class or series as dividends payable in additional shares of that class or series at the designated constant dollar amount and for the handling of any losses attributable to that class or series.
Such procedures may provide that in the
event of any loss, each shareholder shall be deemed to have contributed to the capital of the Corporation attributable to that class or series his pro rata portion of the total number of shares required to be cancelled in order to permit the net asset value per share of that class or series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the Corporation shall be deemed to have agreed, by his investment in any class or series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

	(12)	Equality.  All shares of each
particular class or series shall represent an equal proportionate interest in the assets belonging to that class or series (subject to the liabilities belonging to that class or series), and each share of any particular class or series shall be equal to each other share of that class or series. The Board of Directors may from time to time divide or combine the shares of any particular class or series into a greater or less number of shares of that class or series without thereby changing the proportionate beneficial interest in the assets belonging to that class or series or in any way affecting the rights of shares of any other class or series.

	(13)	Conversion or Exchange
Rights.  Subject to compliance with the
requirements of the 1940 Act, the Board of
Directors shall have the authority to provide
that holders of shares of any class or series
shall have the right to convert or exchange
said shares into shares of one or more other
classes or series of shares in accordance
with such requirements and procedures as
may be established by the Board of
Directors.
	(14)	Fractional Shares.  The
Corporation may issue and sell fractions of
shares having pro rata all the rights of full
shares (except the right to receive a stock
certificate evidencing such fractional
shares), including, without limitation, the
right to vote and to receive dividends, and
wherever the words "share" or "shares" are
used in the Charter or in the Bylaws, they
shall be deemed to include fractions or
shares, where the context does not clearly
indicate that only full shares are intended.
	(15)	Stock Certificates.  The
Corporation shall not be obligated to issue
certificates representing shares of any class
or series unless it shall receive a written
request therefor from the record holder
thereof in accordance with procedures
established in the Bylaws or by the Board of
Directors.
	(c)	The power of the Board of
Directors to classify and reclassify any of
the shares of capital stock shall include,
without limitation, subject to the provisions
of the Charter, authority to classify or
reclassify any unissued shares of such stock
into one or more classes or series of capital
stock, special stock or other stock, and to
subdivide and resubdivide shares of any
class or series into one or more subclasses or
subseries of such class or series, by
determining, fixing, or altering or more of
the following:
	(1)	The distinctive designation of
such class or series and the number of shares
to constitute such class or series; provided
that, unless otherwise prohibited by the
terms of such or any other class or series, the
number of shares of any class or series may
be decreased by the Board of Directors in
connection with any classification or
reclassification of unissued shares and the
number of shares of such class or series may
be increased by the Board of Directors in
connection with any such classification or
reclassification, and any shares of any class
or series which have been redeemed,
purchased, otherwise acquired or converted
into shares of capital stock of any other class
or series shall become part of the authorized
capital stock and be subject to classification
and reclassification as provided in this
section.
	(2)	Whether or not and, if so, the
rates, amounts and times at which, and the
conditions under which, dividends shall be
payable on shares of such class or series,
whether any such dividends shall rank senior
or junior to or on a parity with the dividends
payable on any other class or series of stock,
and the status of any such dividends as
cumulative, cumulative to a limited extent or
non-cumulative and as participating or non
participating.
	(3)	Whether or not shares of such
class or series shall have voting rights, in
addition to any voting rights provided by
law and, if so, the terms of such voting
rights.
	(4)	Whether or not shares of such
class or series shall have conversion or
exchange privileges and, if so, the terms and
conditions thereof, including provision for
adjustment of the conversion or exchange
rate in such events or at such times as the
Board of Directors shall determine.
	(5)	Whether or not shares of such
class or series shall be subject to redemption
and, if so, the terms and conditions of such
redemption, including the date or dates upon
or after which they shall be redeemable and
the amount per share payable in case of
redemption, which amount may vary under
different conditions and at difference
redemption dates; and whether or not there
shall be any sinking fund or purchase
account in respect thereof, and if so, the
terms thereof.
	(6)	The rights of the holders of
shares of such class or series upon the
liquidation, dissolution or winding up of the
affairs of, or upon any distribution of the
assets of, the Corporation, which rights may
vary depending upon whether such
liquidation, dissolution or winding up is
voluntary or involuntary and, if voluntary,
may vary at different dates, and whether
such rights shall rank senior or junior to or
on a parity with such rights of any other
class or series of stock.
	(7)	Whether or not there shall be
any limitations applicable, while shares of
such class or series are outstanding, upon the
payment of dividends or making of
distributions on, or the acquisition of, or the
use of moneys for purchase or redemption
of, any stock of the Corporation, or upon
any other action of the Corporation,
including acting under this Section, and, if
so, the terms and conditions thereof.
	(8)	Whether or not the assets of
any class or series shall be invested in a
common pool of investments with those or
more or more other classes or series,
	(9)	Any other preferences, rights,
restrictions, including restrictions on
transferability, and qualifications of shares
of such class or series, not inconsistent with
law and the Charter of the Corporation.
	(d)	Unless otherwise prohibited
by law, so long as the Corporation is
registered as an open end investment
company under the 1940 Act, the Board of
Directors shall have the power and
authority, without the approval of the
holders of any outstanding shares, to
increase or decrease the number of shares of
capital stock or the number of shares of
capital stock of any class or series that the
Corporation has authority to issue.
	(e)	All persons who shall acquire
stock in the Corporation shall acquire the
same subject to the provisions of the Charter
and Bylaws of the Corporation.
	(f)	Any determination made in
good faith by or pursuant to the direction of
the Board of Directors as to the amount of
the assets, debts, obligations or liabilities of
the Corporation, as to the amount of any
reserves or charges set up and the propriety
thereof, as to the time of or purpose for
creating such reserves or charges, as to the
use, alternation or cancellation of any
reserves or charges (whether or not any debt,
obligation or liability for which such
reserves or charges shall have been created
shall have been paid or discharged or shall
be then or thereafter required to be paid or
discharged), as to the value of or the method
of valuing any investment or other asset
owned or held by the Corporation, as to the
number of shares of any class or series of
stock outstanding, as to the income of the
Corporation or as to any other matter
relating to the determination of net asset
value, the declaration of dividends of the
issue, sale, redemption or other acquisition
of shares of the Corporation, shall be final
and conclusive and shall be binding upon
the Corporation and all holders of its shares,
past, present and future, and shares of the
Corporation are issued and sold on the
condition and understanding that any and all
such determinations shall be binding as
aforesaid.
	SEVENTH:	The number of
directors of the Corporation shall be ten, which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the General
Laws of the State of Maryland now or
hereafter it force.  The names of the
directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

      Samuel P. Bell
      David S. DeVito
      John A. Gavin
      Patrick C. Haden
      Janet E. Kerr
      Peter McMillan
      Charles A. Parker
      Victoria B. Rogers
      Marc I. Stern
      Andrew Tarica

      EIGHTH:	The following
provisions are hereby adopted for the
purpose of defining, limiting and regulating
the powers of the Corporation and of the
directors and shareholders:
      (1)	The Board of Directors of the
Corporation is hereby empowered to
authorize the issuance from time to time of
shares of its stock of any class or series,
whether now or hereafter authorized, or
securities convertible into shares of it stock
of any class or series, whether now or
hereafter authorized, for such consideration
as may be deemed advisable by the Board of
Directors and without any action by the
shareholders.
	(2)	Except as otherwise required
by the 1940 Act, the Board of Directors
shall have the exclusive power to make,
alter, amend, or repeal the Bylaws of the
Corporation.
	(3)	No holder of any stock or any
other securities of the Corporation, whether
now or hereafter authorized, shall have any
preemptive right to subscribe for or purchase
any stock or any other securities of the
Corporation other than such, if any, as the
Board of Directors, in its sole discretion,
may determine and at such price or prices
and upon such other terms as the Board of
Directors, in its sole discretion, my fix; and
any stock or other securities which the
Board of Directors may determine to offer
for subscription may, as the Board of
Directors in its sole discretion shall
determine, be offered to the holders of any
class, series or type of stock or other
securities at the time outstanding to the
exclusion of the holders of any or all other
classes, series or types of stock or other
securities at the time outstanding.
	(4)	The Board of Directors of the
Corporation shall have power from time to
time and in its sole discretion to determine
whether and to what extent and at what
times and places and under what conditions
and regulations the books, accounts and
documents of the Corporation, or any of
them, shall be open to the inspection of
shareholders, except as otherwise provided
by statute or by the By Laws, and, except as
so provided, no shareholder shall have any
right to inspect any book, account or
document of the Corporation unless
authorized so to do by resolution of the
Board of Directors.
	(5)	Subject only to the provisions
of the 1940 Act, a contract or other
transaction between the Corporation and any
of its directors or between the Corporation
and any other corporation, firm or other
entity in which any of its directors is a
director or has a material financial interest is
not void or voidable solely because of any
one or more of the following: the common
directorship or interest; the presence of the
director at the meeting of the Board of
Directors or a Committee of the Board
which authorizes; approves, or ratifies the
contract or transaction; or the counting of
the vote of the director for the authorization,
approval, or ratification of the contract or
transaction.  This Section applies if:
	(a)	the fact of the common
directorship or interest is disclosed or known
to: (i) the Board of Directors or a Committee
of the Board and the Board or Committee
authorizes, approves, or ratifies the contract
or transaction by the affirmative vote of a
majority of disinterested directors, even if
the disinterested directors constitute less
than a quorum; or (ii) the shareholders
entitled to vote and the contract or
transaction is authorized, approved, or
ratified by a majority of the votes cast by the
shareholders entitled to vote other than the
votes of shares owned of record or
beneficially by the interested director or
corporation, firm, or other entity; or
	(b)	the contract or transaction is
fair and reasonable to the Corporation.
	Common or interested directors or
the stock owned by them or by an interested
corporation, firm, or other entity may be
counted in determining the presence of a
quorum at a meeting of the Board of
Directors or a Committee of the Board or at
a meeting of the shareholders, as the case
may be, at which the contract or transaction
is authorized, approved, or ratified.  If a
contract or transaction is not authorized,
approved, or ratified in one of the ways
provided for in clause (a) of the second
sentence of the Section, the person asserting
the validity of the contract or transaction
bears the burden of proving that the contract
or transaction was fair and reasonable to the
Corporation at the time it was authorized,
approved, or ratified.  The procedures in this
direction do not apply to the fixing by the
Board of Directors of reasonable
compensation for a director, whether as a
director or in any other capacity.
	(6)	Except for contracts,
transactions, or acts required to be approved
under the provisions of Section (5) of this
Article, any contract, transaction, or act of
the Corporation or of the Board of Directors
which shall be ratified by a majority of a
quorum of the shareholders having voting
powers at any annual meeting, or at any
special meeting called for such purpose,
shall so far as permitted by law be as valid
and as binding as though ratified by every
shareholder of the Corporation.
	(7)	Unless the Bylaws otherwise
provide, any officer or employee of the
Corporation (other than a director) may be
removed at any time with or without cause
by the Board of Directors or by any
committee or superior officer upon whom
such power of removal be conferred by the
By Laws or by authority of the Board of
Directors.
	(8)	Notwithstanding any
provision of law which provides for the
authorization of any action by a greater
proportion than a majority of the total
number of shares of all classes or series of
capital stock (or of any class or series
entitled to vote thereon as a separate class or
series) or of the total number of shares of
any class or series of capital stock, such
action shall be valid and effective if
authorized by the affirmative vote of the
holders of a majority of the total number of
shares of all classes or series outstanding
and entitled to vote thereon or of the class or
series entitled to vote thereon as a separate
class or series, as the case may be, except as
otherwise provided in the Charter.
	(9)	The Corporation shall
indemnify (a) its directors to the full extent
permitted by the general laws of the State of
Maryland and the 1940 Act, including the
advance of expenses under the procedures
provided by such laws; (b) its officers to the
same extent it shall indemnify its directors;
and (c) its directors and officers to such
further extent as shall be authorized by the
Board of Directors by Bylaw, resolution, or
agreement or by the shareholders of the
Corporation and be consistent with law.  The
foregoing shall not limit the authority of the
Corporation to indemnify other employees
and agents consistent with law.  The
foregoing shall not be exclusive of any other
rights to which a person seeking
indemnification may be entitled under any
insurance policy, agreement or otherwise
and shall inure to the benefit of the heirs,
executors and personal representatives of
such person.  No amendment to the Charter
of the Corporation or repeal of any of its
provisions shall affect any right of any
person under this provision based on any act
or omission that occurred prior to the
amendment or repeal.
	(10)	The Corporation reserves the
right from time to time to make any
amendments of its Charter which may now
or hereafter be authorized by law, including
any amendments changing the terms or
contract rights, as expressly set forth in its
Charter, of any of its outstanding stock by
classification, reclassification or otherwise.
	(11)	So long as the Corporation is
registered as an investment company under
the 1940 Act, the Corporation shall not be
required to hold an annual meeting of the
holders of shares of any class or series in
any year in which the election of directors is
not required to be acted on by the
shareholders under the 1940 Act.
	(12)	To the fullest permitted by
Maryland statutory or decisional law, as
amended or interpreted, no director or
officer of this Corporation shall be
personally liable to the Corporation or its
shareholders for money damages.  This
limitation on liability applies to events
occurring at the time a person serves as a
director or officer of the Corporation
regardless of whether or not such person is a
director of officer at the time of any
proceeding in which liability is asserted.  No
amendment of the Charter of the
Corporation or repeal of any of its
provisions shall limit or eliminate the
benefits provided to directors or officers
under this provision with respect to any act
or omission which occurred prior to such
amendment or repeal.  This Section (12)
shall not protect any director or officer of
this Corporation against any liability to the
Corporation or to its security holders to
which he would otherwise be subject by
reason of "willful misfeasance, bad faith,
gross negligence or reckless disregard of the
duties involved in the conduct of his officer"
within the meaning of Section 17(f) of the
1940 Act.
	The enumeration and definition of
particular powers of the Board of Directors
included in the foregoing shall in no way be
limited or restricted by reference to or
interference from the terms of any other
clause of this or any other Article of the
Charter of the Corporation, or construed as
or deemed by inference or otherwise in any
manner to exclude or limit any powers
conferred upon the Board of Directors under
the General Laws of the State of Maryland
now or hereafter in force.
	NINTH	The duration of the
Corporation shall be perpetual.


IN WITNESS WHEREOF, 	the
Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, David DeVito, and attested by its Assistant
Secretary, Patrick W. Dennis, on February
23, 2016.


	TCW FUNDS, INC.


	By: /s/ David S. DeVito

	      David S. DeVito, President


Attest:


/s/ Patrick W. Dennis
Patrick W. Dennis, Assistant Secretary



	THE UNDERSIGNED, President of
TCW FUNDS, INC., who executed on
behalf of said Corporation the foregoing
Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation that these Articles of Amendment and Restatement are the act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under penalties of perjury.



	TCW FUNDS, INC.



	By: /s/ David S. DeVito

	      David S. DeVito, President





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